------------------------------------------------------------------



                              ANCHOR
                             CAPITAL
                           ACCUMULATION
                              TRUST






                          ANNUAL REPORT
                        DECEMBER 31, 1997





                              50.


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                ANCHOR CAPITAL ACCUMULATION TRUST
------------------------------------------------------------------



Comparison of the Change in Value of a $10,000 Investment in the Anchor Capital
         Accumulation Trust and the Standard & Poor's 500 Index



[GRAPHIC OMITTED]





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                ANCHOR CAPITAL ACCUMULATION TRUST
------------------------------------------------------------------


               STATEMENT OF ASSETS AND LIABILITIES
                        DECEMBER 31, 1997

Assets:
Investments at quoted market value (cost $7,671,402 ;
 see Schedule of Investments, Notes 1, 2, & 5).......   $12,874,982
Cash ................................................       456,225
Dividends and interest receivable....................         8,213
Other assets.........................................         1,769
                                                        -----------
    Total assets.....................................    13,341,189
                                                        -----------

Liabilities:
Accrued expenses and other liabilities (Note 3 ).....        31,501
                                                        -----------
    Total liabilities................................        31,501
                                                        -----------

Net Assets:
Capital stock (unlimited shares authorized at $1.00 par
 value, amount paid in on 461,251 shares outstanding)
 (Note 1)............................................     7,446,645
Accumulated undistributed net investment income
 (Note 1)............................................     1,029,940
Accumulated realized loss from security transactions,
net (Note 1).........................................     (370,477)
Net unrealized appreciation in value of investments
(Note 2).............................................     5,203,580
                                                         ----------
    Net assets (equivalent to $28.86 per share, based
    on 461,251 capital shares outstanding)............. $13,309,688
                                                        ===========



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                ANCHOR CAPITAL ACCUMULATION TRUST
==================================================================


                     STATEMENT OF OPERATIONS
                        DECEMBER 31, 1997

Income:
 Dividends...........................................   $ 99,319
 Interest............................................     79,221
                                                        -----------
    Total income.....................................    178,540
                                                        -----------

Expenses:
 Management fees, net (Note 3).......................     96,272
 Pricing and bookkeeping fees (Note 4)...............     18,500
 Legal fees..........................................      8,800
 Audit and accounting fees...........................      6,700
 Custodian fees......................................      6,099
 Trustees' fees and expenses.........................      3,000
 Transfer fees (Note 4)..............................      3,000
 Other expenses......................................      5,680
                                                        -----------
    Total expenses...................................    148,051
         Fees paid indirectly (Note 4)...............     (6,099)
                                                        -----------
         Net expenses................................    141,952
                                                        -----------

Net investment income................................     36,588
                                                        -----------

Realized and unrealized gain on investments:
  Realized gain on investments-net...................      352,026
  Increase in net unrealized appreciation in investments 1,178,668
                                                         -----------
    Net gain on investments..........................    1,530,694
                                                         ===========

Net increase in net assets resulting from operations.   $1,567,282
                                                        ===========

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                ANCHOR CAPITAL ACCUMULATION TRUST
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               STATEMENTS OF CHANGES IN NET ASSETS


                                            Year Ended   Year Ended
                                           December 31, December 31,
                                               1997         1996
                                          ----------------------------
From operations:
 Net investment income................... $   36,588    $  59,527

 Realized gain on investments, net.......    352,026      302,080
 Increase in net unrealized
  appreciation in investments............  1,178,668    1,322,968
                                          -----------  -----------
    Net increase in net assets resulting
     from operations.....................  1,567,282    1,684,575
                                          ------------  -----------
Distributions to shareholders:
  From net investment income
     ($0.07 per share in 1997 and $0.13
per share in 1996).......................   (33,607)     (59,676)
 From net realized gain on investments
    ($0.79 per share in 1997 and $0.09
    per share in 1996)...................   (352,026)    (42,766)
                                          ------------  -----------
    Total distributions to shareholders..  (385,633)    (102,442)
                                          ------------  -----------

From capital share transactions:
                        Number of Shares
                         1997      1996
                       --------- ---------
 Proceeds from sale of
  shares..............   6,019    14,010     174,800      337,104
 Shares issued to
share-
  holders in
distributions
  reinvested..........   13,364     3,844    381,819      101,117
 Cost of shares
redeemed..............  (27,835)  (87,492)  (781,896)    (2,099,429)
                       ---------  --------  ---------   ------------
 Decrease in net
  assets resulting
from capital
  share transactions.. (8,452)   (69,638)  (225,277)    (1,661,208)
                       ========= ========= ----------   -----------

Net increase (decrease) in net assets....     956,372     (79,075)
Net assets:
  Beginning of period....................  12,353,316   12,432,391
                                          ============= ============
  End of period (including undistributed
   net investment income of $1,029,940 and
      $1,026,944, respectively).......... $13,309,688   $12,353,316
                                          ============= ============

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                ANCHOR CAPITAL ACCUMULATION TRUST
==================================================================


                SELECTED  PER SHARE  DATA AND  RATIOS
         (for a share  outstanding throughout each period)


                                 Year Ended December 31,
                        1997      1996     1995     1994     1993
                      -----------------------------------------------

Investment income.... $  0.59  $  1.33   $ (1.17) $  3.49  $  0.05

Expenses, net........    0.47     0.92     (0.64)    2.10     0.03
                      ----------------------------------------------
Net investment income
(loss)...............    0.12     0.41     (0.53)    1.39     0.02
Net realized and
unrealized
 gain (loss) on
investments..........    3.30     3.06      4.32    (1.72)   (0.47)
Distributions to
shareholders:
  From net investment
  income.............  (0.07)   (0.13)    (0.19)    (0.23)   (0.17)
  From net realized
gain                   (0.79)   (0.09)    (0.62)    (0.04)   (2.11)
  on investments..... ----------------------------------------------
Net increase
(decrease)
 in net asset value..    2.56     3.25      2.98    (0.60)   (2.73)
Net asset value:
 Beginning of period.   26.30    23.05     20.07    20.67    23.40
                      ==============================================
 End of period.......  $28.86   $26.30    $23.05   $20.07   $20.67
                      ==============================================
Ratio of expenses to
 average net assets..    1.15%    1.10%     1.11%    1.10%    1.10%
Ratio of net
investment in-           0.28%    0.49%     0.92%    0.73%    0.65%
 come to average net
assets...............
Portfolio turnover...    0.04     0.21      0.40     0.63     0.84
Average commission
rate paid............    0.0800   0.0650    0.0400   0.0606   0.0566
Number of shares out-
 standing at end of
 period...............  461,251   469,703  539,341  392,246  702,040

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                ANCHOR CAPITAL ACCUMULATION TRUST
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                     SCHEDULE OF INVESTMENTS
                        DECEMBER 31, 1997

                                                           Value
 Quantity                                                (Note 1)
COMMON STOCKS -- 91.53%
         Advertising Industry -- 3.37%
   9,000 Interpublic Group Of Companies Incorporated.... $448,875
                                                         ----------

         Canadian Energy Industry -- 5.73%
  15,000 Renaissance Energy Limited.....................  307,650
  15,000 Talisman Energy Incorporated...................  455,100
                                                         ----------
                                                          762,750
                                                         ----------
         Chemical (Diversified) Industry -- 3.87%
  25,000 Pall Corporation...............................  515,618
                                                         ----------

         Coal/Alternate Energy Industry -- 3.29%
  15,000 Calenergy Company Incorporated.................  437,820
                                                         ----------

         Computer & Peripherals Industry -- 6.94%
   7,500 Cisco Systems Incorporated.....................  425,160
   8,000 Hewlett Packard Company........................  498,000
                                                         ----------
                                                          923,160
                                                         ----------
         Computer Software & Services Industry -- 2.81%
   8,000 Parametric Technology Corporation..............  374,000
                                                         ----------

         Diversified Companies Industry -- 4.44%
  16,000 Service Corporation International..............  591,008
                                                         ----------

         Drug Industry -- 6.86%
  11,000 Amgen Incorporated.............................  583,693
  16,000 Biochem Pharma Incorporated....................  330,000
                                                         ----------
                                                          913,693
                                                         ----------
         Electrical Equipment Industry -- 5.09%
  12,000 Emerson Electric Company.......................  677,256
                                                         ----------

         Food Processing Industry -- 6.78%
  11,500 J.M. Smucker Class A...........................  271,687
   9,936 Tootsie Roll Industries Incorporated...........  630,962
                                                         ----------
                                                          902,649
                                                         ----------
         Food Wholesalers Industry -- 2.70%
   8,000 Sysco Corporation..............................  359,504
                                                         ----------

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                     SCHEDULE OF INVESTMENTS
                        DECEMBER 31, 1997

                            (Continued)
                                                          Value
 Quantity                                                (Note 1)

         Industrial Services Industry -- 5.34%
  20,000 Equifax Incorporated...........................  710,000
                                                         ----------

         Insurance (Diversified) Industry -- 8.08%
   9,000 American International Group Incorporated......  979,875
   2,000 Choicepoint, Incorprated ......................   96,000
                                                         ----------
                                                         1,075,875
                                                         ----------
         Insurance (Life) Industry -- 5.89%
  15,375 Aflac Incorporated.............................  784,125
                                                         ----------

         Medical Supplies Industry -- 13.71%
  12,000 Abbott Laboratories............................  804,000
  12,000 Fresenius Medical Care Incorporated............  260,256
  20,000 Stryker Corporation............................  760,000
                                                         ----------
                                                         1,824,256
                                                         ----------
         Office Equipment & Supplies Industry -- 2.97%
  10,000 Wallace Computer Services Incorporated.........  395,000
                                                         ----------

         Oilfield Services/Equipment Industry -- 3.66%
   6,000 Schlumberger Limited...........................  487,128
                                                         ----------

         Total common stocks (cost $6,979,137).......... 12,182,717
                                                         ----------
U.S. TREASURY BILLS -- 5.20%..
$700,000 Treasury Bill, 5.10% yield, maturing 3/19/98     692,265
         (at cost)......................................
                                                         ----------
         Total investments (cost $7,671,402)............ 12,874,982
                                                         ----------

CASH & OTHER ASSETS, LESS LIABILITIES -- 3.27%..........  434,706
                                                         ----------

         Total Net Assets............................... $13,309,688
                                                         ==========

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                ANCHOR CAPITAL ACCUMULATION TRUST
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                  NOTES TO FINANCIAL STATEMENTS
                        DECEMBER 31, 1997


1. Significant accounting policies:
   Anchor Capital Accumulation Trust, a Massachusetts business trust (the "Trust"), is registered under the Investment Company Act of 1940, as amended, as a diversified, open-end investment management company. The following is a summary of significant accounting policies followed by the Trust which are in conformity with those generally accepted in the investment company industry. The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.
   A. Investment securities--
    Security transactions are recorded
    on the date the investments are purchased or sold. Each day, at noon, securities traded on national security exchanges are valued at the last sale price on the primary exchange on which they are listed, or if there has been no sale by noon, at the current bid price. Other securities for which market quotations are readily available are valued at the last known sales price, or, if unavailable, the known current bid price which most nearly represents current market value. Options are valued in the same manner. Temporary cash investments are stated at cost, which approximates market value. Dividend income is recorded on the ex-dividend date and interest income is recorded on the accrual basis. Gains and losses from sales of investments are calculated using the "identified cost" method for both financial reporting and federal income tax purposes.
   B. Income Taxes-- The Trust has elected to comply with the requirements of the Internal Revenue Code applicable to regulated investment companies and to distribute each year all of its taxable income to its shareholders. No provision for federal income taxes is necessary since the Trust intends to qualify for and elect the special tax treatment afforded a "regulated investment company" under subchapter M of the Internal Revenue Code. Income and capital gains distributions are determined in accordance with federal tax regulations and may differ from those determined in accordance with generally accepted accounting principles. To the extent these differences are permanent, such amounts are reclassified within the capital accounts based on their federal tax basis treatment; temporary differences do not require such reclassification.
   C. Capital  Stock-- The Trust records the sales and redemptions of its capital stock on trade date.
2. Tax basis of investments:
   At December 31, 1997, the total cost of investments for federal income tax purposes was identical to the total cost on a financial reporting basis. Aggregate gross unrealized appreciation in investments in which there was an excess of market value over tax cost was $5,368,299. Aggregate gross unrealized depreciation in investments in which there was an excess of tax cost over market value was $164,719. Net unrealized appreciation in investments at December 31, 1997 was $5,203,580.



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                ANCHOR CAPITAL ACCUMULATION TRUST
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                  NOTES TO FINANCIAL STATEMENTS
                        DECEMBER 31, 1997

                           (Continued)

3. Investment advisory service agreements:
   The investment advisory contract with Anchor Investment Management Corporation (the "investment adviser") provides that the Trust will pay the adviser a fee for investment advice based on 3/4 of 1% per annum of average daily net assets. At December 31, 1997, investment advisory fees of $8,922 were due and were included in "Accrued expenses and other liabilities" in the accompanying Statement of Assets and Liabilities. David Y. Williams, a Trustee of the Trust, is President and a Director of the Investment Adviser.
4. Certain transactions:
   Anchor Investment Management Corporation provides transfer agent services for the Trust. Fees earned by Anchor Investment Management Corporation for transfer agent services for the year ended December 31, 1997 were $3,000. Certain officers and trustees of the Trust are directors and/or officers of the investment adviser and distributor. Meeschaert & Co., Inc., the Trust's distributor, received $1,760 in brokerage commissions during the year ended December 31, 1997. Fees earned by Anchor Investment Management Corporation for expenses related to daily pricing of the Trust shares and for bookkeeping services for the year ended December 31, 1997 were $18,500. For the year ended December 31, 1997 the total expense increase, as shown in the statement of operations, is $6,099 as a result of an expense offset arrangement with its custodian, Investors Bank & Trust Company. The Trust could have invested the assets used by the custodian in an income producing asset if it had not agreed to a reduction in fees under the expense offset arrangement. In addition, the expense ratios in the Selected Per Share Data and Ratios are based on the total expenses, which include amounts that would have been paid in lieu of an expense offset arrangement
5. Purchases and sales:
   Aggregate cost of purchases and the proceeds from sales and maturities on investments for the year ended December 31, 1997 were:
    Cost of securities acquired:
      U.S. Government and investments backed by
    such securities...........................    $  6,290,958
      Other investments.......................         776,415
                                                  =============
                                                  $  7,067,373
                                                  =============
    Proceeds from sales and maturities:
      U.S. Government and investments backed by
      such securities...........................  $  7,078,297
      Other investments.......................         484,139
                                                  =============
                                                  $  7,562,436
                                                  =============






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                ANCHOR CAPITAL ACCUMULATION TRUST
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INDEPENDENT AUDITORS' REPORT


To the Shareholders and Trustees of Anchor Capital
Accumulation Trust:


We have audited the accompanying statement of assets and liabilities of Anchor Capital Accumulation Trust (a Massachusetts business trust), including the schedule of investments, as of December 31, 1997, the related statement of operations for the year then ended, the statements of changes in net assets for each of the two years in the period then ended, and the selected per share data and ratios for each of the five years in the period then ended. These financial statements and per share data and ratios are the responsibility of the Trust's management. Our responsibility is to express an opinion on these financial statements and per share data and ratios based on our audits.


We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements and per share data and ratios are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. Our procedures included confirmation of securities owned as of December 31, 1997 by correspondence with the custodian. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.


In our opinion, the financial statements and selected per share data and ratios referred to above present fairly, in all material respects, the financial position of Anchor Capital Accumulation Trust as of December 31, 1997, the results of its operations for the year then ended, the changes in its net assets for each of the two years in the period then ended, and the selected per share data and ratios for each of the five years in the period then ended, in conformity with generally accepted accounting principles.



LIVINGSTON & HAYNES, P.C.



Wellesley, Massachusetts,
January 14, 1998.

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                ANCHOR CAPITAL ACCUMULATION TRUST
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                      OFFICERS AND TRUSTEES




DAVID W.C. PUTNAM                            Chairman
Chairman, Board of Directors, F.L. Putnam    and Trustee
Investment Management Corporation
President and Director, F.L. Putnam
Securities Company Incorporated

J. STEPHEN PUTNAM                            Vice President and
President, Robert Thomas Securities          Treasurer

SPENCER H. LE MENAGER                        Secretary
President, Equity Inc.                       and Trustee

MAURICE A. DONAHUE                           Trustee
Director and Professor, Institute for
Governmental Services and
Walsh-Saltonstall Professor of Practical
Politics, University of Massachusetts

DAVID Y. WILLIAMS                            President
President and Director, Meeschaert & Co.,    and Trustee
Inc., President and Director, Anchor
Investment Management Corporation




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                ANCHOR CAPITAL ACCUMULATION TRUST
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              INVESTMENT ADVISER AND TRANSFER AGENT
            Anchor Investment Management Corporation
     579 Pleasant St., Suite 4, Paxton, Massachusetts 01612
                         (508) 831-1171

                           DISTRIBUTOR
                     Meeschaert & Co., Inc.
     579 Pleasant St., Suite 4, Paxton, Massachusetts 01612

                            CUSTODIAN
                 Investors Bank & Trust Company
          89 South Street, Boston, Massachusetts 02111

                  INDEPENDENT PUBLIC ACCOUNTANT
                    Livingston & Haynes, P.C.
          40 Grove St., Wellesley, Massachusetts 02181

                          LEGAL COUNSEL
             Yukevich, Blume, Marchetti & Zangrilli
       One Gateway Center, Pittsburgh, Pennsylvania 15222




This report is not authorized for distribution to prospective investors in the Trust unless preceded or accompanied by an effective prospectus which includes information concerning the Trust's record or other pertinent information.